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As filed with the Securities and Exchange Commission on June 18, 2004

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENZYME CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	06-1047163 (I.R.S. Employer Identification No.)
Genzyme Center, 500 Kendall Street, Cambridge, Massachusetts 02142 (Address of Principal Executive Offices)

1999 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

PETER WIRTH
Genzyme Corporation
Genzyme Center
500 Kendall Street
Cambridge, Massachusetts 02142
(617) 252-7500
(Name, Address and Telephone Number of Agent for Service)

with copies to:

PAUL KINSELLA
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Genzyme common stock, $0.01 par value(1)	1,500,000 shares(2)	$41.34(3)	$62,010,000	$7,856.67

(1)
Includes associated purchase rights which currently are evidenced by certificates for shares of Genzyme common stock.

(2)
Plus, pursuant to Rule 416(a) under the Securities Act, such additional number of shares of Genzyme common stock as may be issued upon a stock split, stock dividend, or similar transaction.

(3)
Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of Genzyme common stock as reported by the Nasdaq National Market System on June 10, 2004, to be $42.01 and $40.67, respectively.

Explanatory Note

        The Registrant hereby increases the number of shares of its common stock registered for issuance under its 1999 Employee Stock Purchase Plan (the "Plan") by 1,500,000 shares. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-106692) filed with the Securities and Exchange Commission on July 1, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on June 18, 2004.

GENZYME CORPORATION
By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Executive Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

        We the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, Michael S. Wyzga, Evan M. Lebson, and Peter Wirth, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including any post-effective amendments thereto) for the registration of 1,500,000 shares, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, with respect to the registration of shares under the 1999 Employee Stock Purchase Plan, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2004.

Signature	Title

/s/ HENRI A. TERMEER Henri A. Termeer	Principal Executive Officer and Director
/s/ MICHAEL S. WYZGA Michael S. Wyzga	Principal Financial and Accounting Officer
/s/ CONSTANTINE E. ANAGNOSTOPOULOS Constantine E. Anagnostopoulos	Director
/s/ DOUGLAS A. BERTHIAUME Douglas A. Berthiaume	Director
/s/ HENRY E. BLAIR Henry E. Blair	Director
/s/ GAIL K. BOUDREAUX Gail K. Boudreaux	Director
/s/ ROBERT J. CARPENTER Robert J. Carpenter	Director
Charles L. Cooney	Director
/s/ VICTOR J. DZAU Victor J. Dzau	Director
/s/ CONNIE MACK III Connie Mack III	Director

EXHIBIT INDEX

Exhibit Number	Description
*4.1	Restated Articles of Organization of Genzyme as filed with the Secretary of State of the Commonwealth of Massachusetts on May 28, 2004 (incorporated by reference to Exhibit 3.1 to Genzyme's Registration Statement on Form 8-A/A filed on May 28, 2004).
*4.2	By-laws of Genzyme, as amended. Filed as Exhibit 3.2 to Genzyme's Form 10-Q for the quarter ended September 30, 1999.
*4.3
Fourth Amended and Restated Renewed Rights Agreement dated as of May 28, 2004, between Genzyme and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Genzyme's Registration Statement on Form 8-A/A filed on May 28, 2004).
*4.4
Securities Purchase Agreement, dated as of April 17, 2001, and amended on September 26, 2001, by and among Novazyme Pharmaceuticals, Inc. and several purchasers. Filed as Exhibit 4.2 to Genzyme's Form 10-Q for the quarter ended September 30, 2001.
*4.5
Indenture, dated as of December 9, 2003, between Genzyme and U.S. Bank National Association, as Trustee, including the form of note. Filed as Exhibit 4.1 to Genzyme's Form 8-K filed on December 10, 2003.
*4.6	First Supplemental Indenture, dated as of May 28, 2004, to Indenture dated as of December 9, 2003. Filed as Exhibit 4.1 to Genzyme's Form 8-K filed on June 18, 2004.
*4.7	Registration Rights Agreement, dated December 9, 2003, by and between Genzyme Corporation and UBS Securities LLC. Filed as Exhibit 10.1 to Genzyme's Form 8-K filed on December 10, 2003.
5	Opinion of Ropes & Gray LLP. Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP. Filed herewith.
23.2	Consent of Ropes & Gray LLP (contained in Exhibit 5 hereto).

*
Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with Forms 10-K, 10-Q, 8-K, 8-A, or Schedule 14A of Genzyme Corporation were filed under Commission File No. 0-14680.

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SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX